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                                                                  EXHIBIT 10.29

                              AMENDMENT NO. 3
                             (THE "AMENDMENT")
                                     TO
                           AMENDED AND RESTATED
                    1996 PERFORMANCE STOCK OPTION PLAN
                                     OF
                            GUITAR CENTER, INC.
                             (THE "1996 PLAN")

     WHEREAS, the 1996 Plan in its current form requires the Board to seek the approval of the Corporation's stockholders before it or the Compensation Committee can amend any provision of the 1996 Plan;

     WHEREAS, the Board deems it to be advisable and in the best interest of the Corporation and its stockholders to adopt the Amendment to permit the Board or the Compensation Committee to effect most future amendments to the 1996 Plan unless, under applicable law, regulation or rule, approval of the stockholders is required;

     RESOLVED, that the officers of the Corporation are hereby authorized, empowered and directed, on behalf of the Corporation, to enter into the Amendment to the 1996 Plan, in the form of Exhibit B attached hereto, which Amendment restates Section 15 of the 1996 Plan requiring stockholder approval before the Board or the Compensation Committee can amend any provision of the 1996 Plan;

     FURTHER RESOLVED, that the Amendment to the 1996 Plan, in the form of Exhibit B attached hereto, be presented for approval to the stockholders of the Corporation; and

     FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to execute such other documents, instruments and certificates and to take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to adopt the Amendment to the 1996 Plan and to carry out the intent and purposes of the foregoing resolutions.

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                                  EXHIBIT B

Section 15 of the 1996 Plan is amended and restated to read as follows:

Except as otherwise provided in this Section 15, this Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without the approval of the Company's stockholders given within twelve months before or after action by the Board or the Committee, no action of the Board or the Committee may increase the maximum number of shares issuable under this Plan, and no action of the Board or the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule.